                                                                     Exhibit 11.

                        OUTSOURCING SERVICES GROUP, INC.
                  STATEMENT OF COMPUTATION OF BASIC AND DILUTED
                           NET INCOME (LOSS) PER SHARE
                                   (UNAUDITED)

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                        THREE MONTH PERIODS ENDED          SIX MONTH PERIODS ENDED
                                                       ---------------------------       ---------------------------
                                                         JUNE 27,         JULY 3,         JUNE 28,         JULY 3,
                                                           1998            1999             1998            1999
                                                       -----------     -----------       -----------     -----------
Basic income (loss) per share:
            Net income (loss)                          $       552     $       941       $    (2,529)    $       614
                                                       -----------     -----------       -----------     -----------
                                                       -----------     -----------       -----------     -----------
Weighted average number of outstanding common shares     3,360,174       3,441,983         3,267,152       3,447,737
                                                       -----------     -----------       -----------     -----------
                                                       -----------     -----------       -----------     -----------
Basic income (loss) per share                          $      0.16     $      0.27       $     (0.77)    $      0.18
                                                       -----------     -----------       -----------     -----------
                                                       -----------     -----------       -----------     -----------
Diluted loss per share:
            Net income (loss)                          $       552    $        941       $    (2,529)    $       614
                                                       -----------     -----------       -----------     -----------
                                                       -----------     -----------       -----------     -----------
Weighted average number of outstanding common shares
    assuming full dilution                               3,505,174       3,580,483         3,398,041       3,586,237
                                                       -----------     -----------       -----------     -----------
                                                       -----------     -----------       -----------     -----------
Diluted income (loss) per share                        $      0.16     $      0.26       $       --      $      0.17
                                                       -----------     -----------       -----------     -----------
                                                       -----------     -----------       -----------     -----------


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